Filed Pursuant to Rule 424(b)(2)	Registration No. 333-137100

PROSPECTUS SUPPLEMENT
TO PRELIMINARY PROSPECTUS DATED FEBRUARY 14, 2005

SPATIALIGHT, INC.

3,333,333 Shares of Common Stock

You should read this Prospectus Supplement and the accompanying Prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

AN INVESTMENT IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SUCH RISKS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT.

We are offering up to 3,333,333 shares of our common stock to one or more institutional investors pursuant to this Prospectus Supplement and the Prospectus for $3,500,000 in the aggregate, or $1.05 per share.

Our common stock is traded on The NASDAQ Capital Market under the symbol "HDTV". On February 22, 2007, the last sale price for shares of our common stock, as reported on The NASDAQ Capital Market, was 1.34 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 23, 2007.